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                                                                   EXHIBIT 10.6



                            NONCOMPETITION AGREEMENT


         THIS NONCOMPETITION AGREEMENT (the "Agreement"), dated as of ___________________, 1997, is by and between CORRECTIONS CORPORATION OF AMERICA (the "Corporation"), a Delaware corporation, and CCA PRISON REALTY TRUST ("CCA Prison Realty Trust"), a Maryland real estate investment trust.

                              W I T N E S S E T H:

         WHEREAS, the Corporation has agreed (i) to sell certain of its correctional and detention facilities (the "Facilities"), on the terms and conditions set forth in that certain Agreement of Sale and Purchase, of even date herewith, by and between the Corporation and CCA Prison Realty Trust (the "Facility Purchase Agreement"), and (ii) to grant options to purchase certain of its other correctional and detention facilities (the "Option Facilities") pursuant to the terms and conditions contained in those certain Option Agreements, of even date herewith, by and between the Corporation and CCA Prison Realty Trust (collectively, the "Option Agreements") (the Facility Purchase Agreement and the Option Agreements are sometimes collectively referred to herein as the "Agreements"); and

         WHEREAS, concurrent with the acquisition of the Facilities by CCA Prison Realty Trust, CCA Prison Realty Trust has agreed to lease the Facilities to the Corporation pursuant to the terms of that certain Master Agreement to Lease, of even date herewith, by and between CCA Prison Realty Trust, as landlord, and the Corporation, as tenant (the "Master Lease"), and those certain Lease Agreements, of even date herewith, by and between CCA Prison Realty Trust and the Corporation and, as provided in the Option Agreements, CCA Prison Realty Trust has agreed to lease the Option Facilities to the Corporation pursuant to the terms of the Master Lease and Lease Agreements to be entered into by and between CCA Prison Realty Trust and the Corporation (the Master Lease and such Lease Agreements for the Facilities and the Option Facilities are sometimes collectively referred to herein as the "Leases". The term "Leases", as used herein, shall also be deemed to refer to and include any future leases of correctional or detention facilities between CCA Prison Realty Trust and the Corporation.); and

         WHEREAS, as a result of said Agreements and Leases, CCA Prison Realty Trust has (i) become the owner of certain assets of the Corporation and the landlord to Corporation, and (ii) gained knowledge of the Corporation concerning its business affairs and its unique business methods. The parties hereto acknowledge that the use by CCA Prison Realty Trust of this information in competing with or aiding others in competing with the Corporation could have a detrimental effect on future operations of the Corporation;

         NOW, THEREFORE, in consideration of the agreement by the Corporation to enter into the Agreements and Leases, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CCA Prison Realty Trust has agreed to restrict its ability to compete with the Corporation as herein provided.


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         1.      Noncompetition Agreement.  CCA Prison Realty Trust absolutely and unconditionally covenants and agrees with the Corporation that, from the period commencing on the date of this Agreement and continuing thereafter until the date on which all of the Leases shall have either expired or terminated, CCA Prison Realty Trust will not, either directly or indirectly, solely or jointly with any other person, persons or entity, as a consultant or advisor (whether or not engaged in business for profit), or as a partner, shareholder, joint venturer, investor, lender, financier, or in any other capacity, acquire or finance a Competing Prison Facility (as defined below), without CCA's prior written consent, which may be given or withheld in CCA's sole discretion. "Competing Prison Facility" shall mean any correctional or detention facility located within a 300-mile radius of a CCA Facility (as defined below) if such Competing Prison Facility houses inmates from one or more of the same contracting entities as the CCA Facility. "CCA Facility" shall mean all facilities now or hereafter owned, managed or leased by the Corporation, including, but not limited to, those facilities identified on Exhibit A hereto, as such exhibit may be amended from time to time. The parties hereto acknowledge that Exhibit A shall be automatically amended to include any correctional or detention facility now or hereafter owned, managed or leased by the Corporation, including, but not limited to, any correctional or detention facility now or hereafter leased to the Corporation by CCA Prison Realty Trust or financed for the Corporation by CCA Prison Realty Trust. Notwithstanding the foregoing, nothing herein shall prevent CCA Prison Realty Trust from engaging in the real estate investment trust business in any location for other types of facilities other than a Competing Prison Facility.

         2. Covenant Not to Disclose. CCA Prison Realty Trust agrees that, by virtue of the relationship of trust and confidence between CCA Prison Realty Trust and the Corporation, it possesses and will possess certain data and knowledge of operations of the Corporation which are proprietary in nature and confidential. CCA Prison Realty Trust covenants and agrees that it will not knowingly, at any time, directly or indirectly, for whatever reason, without CCA's prior written consent, which may be given or withheld in CCA's sole discretion, reveal, divulge or make known to any person or entity, any confidential or proprietary record, data, trade secret, pricing policy, bid amount, pricing strategy, personnel policy, method or practice of obtaining or doing business, or any other confidential or proprietary information whatever (the "Confidential Information"), whether or not obtained with the knowledge and permission of the Corporation and whether or not developed, devised or otherwise created in whole or in part by the efforts of CCA Prison Realty Trust, nor shall CCA Prison Realty Trust use such Confidential Information for its own account in violation of the noncompetition covenants set forth in Paragraph 1 hereof. Confidential Information shall not include any information generally available to the public other than as a result of a disclosure of such information by CCA Prison Realty Trust. Notwithstanding anything to the contrary provided herein, a disclosure of Confidential Information by CCA Prison Realty Trust will not be considered a violation of this Agreement in the event such disclosure is involuntarily compelled by a final, non-appealable, order from a court of competent jurisdiction.

         3. Non-Interference Covenant. CCA Prison Realty Trust covenants and agrees that it will not, at any time, directly or indirectly, for whatever reason, whether for its own account or for the account of any other person, firm, corporation or other organization, without CCA's prior written consent, which may be given or withheld in CCA's sole discretion: (i) solicit, employ, deal with or



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otherwise interfere with any of the Corporation's contracts or relationships with any employee, officer, director or any independent contractor, whether the person is employed by or associated with the Corporation on the date of this Agreement or at any time hereafter; or (ii) solicit, accept, deal with or otherwise interfere with any of the Corporation's contracts or relationships with any independent contractor, customer, client or supplier. Notwithstanding the foregoing, (i) CCA Prison Realty Trust may offer employment to the current employees of the Corporation who are terminated by the Corporation subsequent to the date hereof, provided that the terms of such employment offered by the CCA Prison Realty Trust do not violate the noncompetition covenants set forth in Paragraph 1 hereof, (ii) CCA Prison Realty Trust shall in no way be liable for any actions by any entity leasing or managing any facility owned by CCA Prison Realty Trust, and (iii) nothing provided herein shall prevent CCA Prison Realty Trust from soliciting relationships with an entity or entities to lease, license, manage or otherwise use any facility leased to the Corporation subsequent to the termination of such lease with the Corporation.

         4. Business Materials and Property Disclosure. All written materials, records and documents made by CCA Prison Realty Trust or coming into its possession concerning the business or affairs of the Corporation shall be the sole property of the Corporation and, upon request by the Corporation, CCA Prison Realty Trust shall deliver the same to the Corporation and shall retain no copies. The foregoing restrictions shall not be applicable to any written materials, records and documents generally available to the public other than as a result of a disclosure of such written materials, records and documents by CCA Prison Realty Trust.

         5. Breach by CCA Prison Realty Trust. It is expressly understood, acknowledged and agreed by CCA Prison Realty Trust that: (i) the restrictions contained in this Agreement represent a reasonable and necessary protection of the legitimate interests of the Corporation and that its failure to observe and comply with its covenants and agreements in this Agreement will cause irreparable harm to the Corporation; (ii) it is and will continue to be difficult to ascertain the nature, scope and extent of the harm; and (iii) a remedy at law for such failure by CCA Prison Realty Trust will be inadequate. Accordingly, it is the intention of the parties that, in addition to any other rights and remedies which the Corporation may have in the event of any breach by CCA Prison Realty Trust of this Agreement, the Corporation shall be entitled, and is expressly and irrevocably authorized by CCA Prison Realty Trust, to demand and obtain specific performance, including, without limitation, temporary and permanent injunctive relief, and all other appropriate equitable relief against CCA Prison Realty Trust in order to enforce against CCA Prison Realty Trust any of the covenants and agreements contained in this Agreement, and/or to prevent any breach or any threatened breach by CCA Prison Realty Trust of the covenants and agreements of CCA Prison Realty Trust contained in this Agreement. Should the Corporation prevail in any action to enforce this Agreement, the Corporation shall be entitled to recover all of its costs and expenses relating thereto, including reasonable attorney's fees and expenses.

         6. General Provisions. (a) All notices required by this Agreement shall be in writing and shall be sufficiently given if delivered or mailed by registered or certified mail, return receipt requested, to the parties at their respective addresses set forth below. Any party may specify a different address by written notice to the other, in accordance with this Paragraph. All notices shall be deemed to have been given as of the dates they were delivered or mailed.



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                 To the Corporation:

                 Corrections Corporation of America
                 102 Woodmont Boulevard, Suite 800
                 Nashville, Tennessee  37205
                 Attention: Darrell K. Massengale

                 With a copy to:

                 Stokes & Bartholomew, P.A.
                 424 Church Street, Suite 2800
                 Nashville, Tennessee  37219
                 Attention:  Elizabeth E. Moore, Esq.

                 To CCA Prison Realty Trust:

                 CCA Prison Realty Trust
                 2200 Abbott Martin Road, Suite 201
                 Nashville, Tennessee 37215
                 Attn:   Michael W. Devlin

                 With a copy to:

                 Sherrard & Roe, PLC
                 424 Church Street, Suite 2000
                 Nashville, Tennessee 37219
                 Attention: Kim A. Brown, Esq.

                 (b) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties, conditions or agreements relating to the subject matter of this Agreement.

                 (c) This Agreement shall be binding upon and inure to the benefit of the Corporation and CCA Prison Realty Trust and its respective successors, assigns, heirs and legal representatives. Insofar as CCA Prison Realty Trust is concerned, this Agreement may not be assigned by CCA Prison Realty Trust.

                 (d) This Agreement shall be governed by and construed pursuant to and in accordance with the substantive laws of the State of Tennessee.

                 (e) If a term or a provision of this Agreement is held or deemed to be invalid or unenforceable, in whole or in part, by a court of competent jurisdiction, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement.




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                 IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                                   CORRECTIONS CORPORATION OF AMERICA



                                   By:
                                      -----------------------------------

                                   Its:
                                      -----------------------------------


                                   CCA PRISON REALTY TRUST

                                   By:
                                      -----------------------------------

                                   Its:
                                      -----------------------------------




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                                   EXHIBIT A

                                 CCA FACILITIES

                                [to be provided]